UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Fourth Quarter Operating and Year End 2016 Estimated Proved Reserves Data

Halcón Resources Corporation (the “Company”) expects fourth quarter 2016 production to be between 38,000 barrels of oil equivalent per day (Boe/d) and 39,000 Boe/d.  Fourth quarter production was negatively impacted by approximately 800 Boe/d due to inclement weather in the Williston Basin. As of December 31, 2016, the Company estimated that proved reserves totaled 148.6 MMBoe. Proved reserves were 58% proved developed, 80% oil and 91% liquids. The reserve data includes the Company’s oil and natural gas properties and related assets located in the El Halcón area of East Texas that are pending divestiture, which comprised 35.1 MMBoe of proved reserves. Reserve data is based on SEC pricing at December 31, 2016 of $42.75 per barrel for oil and $2.48 per MMBtu for natural gas. The assets subject to divestiture include approximately 191 gross (135 net) wells that produced approximately 7,600 Boe/d (80% oil) for the year ended December 31, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

February 9, 2017	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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